Exhibit 99.1

NEWS RELEASE
Investor Relations Contact:	Media Contact:
AngioDynamics, Inc. Stephen Trowbridge 518-795-1408 strowbridge@angiodynamics.com	AngioDynamics, Inc. Saleem Cheeks 518-795-1174 scheeks@angiodynamics.com

AngioDynamics Announces Departure of CFO and Appointment of Interim CFO

Latham, New York, October 22, 2019 – AngioDynamics, Inc. (NASDAQ: ANGO), a leading provider of innovative, minimally invasive medical devices for vascular access, peripheral vascular disease, and oncology, today announced that Michael C. Greiner, Executive Vice President and Chief Financial Officer (CFO) will be departing the Company.  Stephen A. Trowbridge, Senior Vice President and General Counsel, will assume the role of interim Chief Financial Officer in addition to his current responsibilities.

Mr. Greiner will remain with AngioDynamics to facilitate a smooth transition of duties up to the filing of the second fiscal quarter 10-Q, and the Company has initiated a process to determine a permanent successor.

“We have made meaningful progress since Michael joined AngioDynamics three years ago. We are a stronger company today, and Michael has played an integral role in the transformation of our portfolio, strengthening of our balance sheet and building a talented and capable finance and accounting team,” said Jim Clemmer, President and Chief Executive Officer of AngioDynamics, Inc. “Completing the acquisition of Eximo Medical was a significant milestone that offered us an opportunity to reflect on the accomplishments of the past three years and evaluate our future. Michael and I mutually agreed that now is the right time to bring a new perspective to the organization as we enter our next phase of execution. On behalf of the Board of Directors and everyone at AngioDynamics, I want to thank Michael for all of his contributions, and we wish him and his family all the best.”

Mr. Greiner's departure is unrelated to AngioDynamics’ business performance, financial reporting, or controls.
The Company is reaffirming its previously issued financial guidance for fiscal year 2020.
About AngioDynamics, Inc.

AngioDynamics, Inc. is a leading provider of innovative, minimally invasive medical devices used by professional healthcare providers for vascular access, peripheral vascular disease, and oncology. AngioDynamics’ diverse product lines include market-leading ablation systems, vascular access products, angiographic products and accessories, drainage products, thrombolytic products and venous products. For more information, visit www.angiodynamics.com.

Safe Harbor
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements regarding AngioDynamics' expected future financial position, results of operations, cash flows, business strategy, budgets, projected costs, capital expenditures, products, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include the words such as "expects," "reaffirms," "intends," "anticipates," "plans," "believes," "seeks," "estimates," "optimistic," or variations of such words and similar expressions, are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Investors are cautioned that actual events or results may differ from AngioDynamics' expectations. Factors that may affect the actual results achieved by AngioDynamics include, without limitation, the ability of AngioDynamics to develop its existing and new products, technological advances and patents attained by competitors, infringement of AngioDynamics' technology or assertions that AngioDynamics' technology infringes the technology of fourth parties, the ability of AngioDynamics to effectively compete against competitors that have substantially greater resources, future actions by the FDA or other regulatory agencies, domestic and foreign health care reforms and government regulations, results of pending or future clinical trials, overall economic conditions, the results of on-going litigation, challenges with respect to fourth-party distributors or joint venture partners or collaborators, the results of sales efforts, the effects of product recalls and product liability claims, changes in key personnel, the ability of AngioDynamics to execute on strategic initiatives, the effects of economic, credit and capital market conditions, general market conditions, market acceptance, foreign currency exchange rate fluctuations, the effects on pricing from group purchasing organizations and competition, the ability of AngioDynamics to integrate acquired businesses, as well as the risk factors listed from time to time in AngioDynamics' SEC filings, including but not limited to its Annual Report on Form 10-K for the year ended May 31, 2019. AngioDynamics does not assume any obligation to publicly update or revise any forward-looking statements for any reason.